                               AMENDMENT NO. 1 TO
                             MEMORANDUM OF AGREEMENT
                             (ADVISORY FEE WAIVERS)


         This Amendment No. 1 (the "Amendment") amends the Memorandum of Agreement as of the dates indicated on Exhibit A thereto that is currently in effect between A I M Advisors, Inc. ("AIM") and AIM Counselor Series Trust ("ACST"), AIM Equity Funds, AIM Funds Group, AIM Growth Series, AIM International Mutual Funds, AIM Investment Funds, AIM Investment Securities Funds, AIM Sector Funds, AIM Special Opportunities Funds ("ASOF"), AIM Stock Funds, AIM Summit Fund, AIM Treasurer's Series Trust and AIM Variable Insurance Funds (each a "Trust" or, collectively, the "Trusts"), on behalf of the series portfolios of the Trusts listed on the Exhibit to such Memorandum of Agreement (the "MOA"). This Amendment modifies the MOA only with respect to AIM Advantage Health Sciences Fund, a series portfolio of ACST ("Advantage Health"), and AIM Opportunities II Fund and AIM Opportunities III Fund, series portfolios of ASOF (collectively, the "Opportunities Funds" and, together with Advantage Health, the "Funds").

         The MOA is hereby modified, with respect to the Funds only, by replacing the sections of the Exhibit to the MOA that relate to the Funds in their entirety with the attached Exhibit. Pursuant to this Amendment, AIM shall and hereby agrees to waive fees of the Funds, on behalf of their respective classes as applicable, severally and not jointly, as indicated in the attached Exhibit.

         Except as specifically modified by this Amendment, the MOA shall remain in full force and effect.

         It is expressly agreed that the obligations of each of ACST and ASOF hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of ACST or ASOF, as applicable, personally, but shall only bind the assets and property of the applicable Funds, as provided in each of ACST's and ASOF's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of each of ACST and ASOF, and this Amendment has been executed and delivered by an authorized officer of ACST and ASOF acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in each of ACST's and ASOF's Agreement and Declaration of Trust.

IN WITNESS WHEREOF, each of ACST, ASOF and AIM have entered into this Amendment as of the __ day of December, 2006.

                                             AIM COUNSELOR SERIES TRUST
                                             AIM SPECIAL OPPORTUNITIES FUNDS
                                             on behalf of the Funds listed in
                                             the Exhibit to this Amendment

                                             By:
                                                --------------------------------
                                             Title: President


                                             A I M ADVISORS, INC.

                                             By:
                                                --------------------------------
                                             Title: President


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
                           EXHIBIT TO ADVISORY FEE MOA

                                                                                                          EXPIRATION
 AIM COUNSELOR SERIES TRUST                       WAIVER DESCRIPTION                      EFFECTIVE DATE     DATE
-----------------------------  ---------------------------------------------------------  --------------  ----------
AIM Advantage Health           AIM will waive management fees monthly to the extent         12/01/2006    06/30/2008
Sciences Fund                  necessary such that the management fee AIM receives does
                               not exceed a base management fee of 1.25%, annualized,
                               of the Fund's average daily net assets during the
                               current month, subject to a monthly performance
                               adjustment upward or downward of up to 0.75%,
                               annualized, of the average daily net assets of the
                               Fund's Class A shares during a rolling 12 month
                               performance period (depending on the Fund's performance
                               compared to the performance of the Morgan Stanley Health
                               Care Product Index during such performance period).  In
                               determining the performance adjustment, the base
                               management fee shall be adjusted in increments of 0.15%,
                               on a pro rata basis, upward or downward instead of
                               increments of 0.20% as provided in the Fund's Advisory
                               Agreement.

                               In addition, the maximum management fee payable by
                               the Fund (consisting of the base management fee,
                               as adjusted by the performance adjustment) will
                               not exceed 2.00% of the Fund's average daily net
                               assets during the fiscal year.
-----------------------------  ---------------------------------------------------------- --------------- ----------
 AIM SPECIAL OPPORTUNITIES                                                                                EXPIRATION
           FUNDS                                  WAIVER DESCRIPTION                      EFFECTIVE DATE     DATE
-----------------------------  ---------------------------------------------------------- --------------- ----------
AIM Opportunities II Fund      AIM will waive management fees monthly to the extent         12/01/2006    06/30/2008
                               necessary such that the management fee AIM receives does
                               not exceed a base management fee of 1.00%, annualized,
                               of the Fund's average daily net assets during the
                               current month, subject to a monthly performance
                               adjustment upward or downward of up to 0.50%,
                               annualized, of the Fund's average daily net assets
                               during a rolling 12 month performance period (depending
                               on the Fund's performance compared to the performance of
                               the S&P MidCap 400 Index during such performance
                               period).  In determining the performance adjustment, the
                               base management fee shall be adjusted in increments of
                               0.10%, on a pro rata basis, upward or downward instead
                               of increments of 0.20% as provided in the Fund's
                               Advisory Agreement.

                               In addition, the maximum management fee payable by the Fund (consisting of the base management fee, as adjusted by the performance adjustment) will not exceed 1.50% of the Fund's average daily net assets during the fiscal year.


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

AIM Opportunities III Fund     AIM will waive management fees monthly to the                12/01/2006    06/30/2008
                               extent necessary such that the management fee AIM
                               receives does not exceed a base management fee of
                               1.00%, annualized, of the Fund's average daily net
                               assets during the current month, subject to a
                               monthly performance adjustment upward or downward
                               of up to 0.50%, annualized, of the Fund's average
                               daily net assets during a rolling 12 month
                               performance period (depending on the Fund's
                               performance compared to the performance of the S&P
                               500 Index during such performance period). In
                               determining the performance adjustment, the base
                               management fee shall be adjusted in increments of
                               0.10%, on a pro rata basis, upward or downward
                               instead of increments of 0.20% as provided in the
                               Fund's Advisory Agreement.

                               In addition, the maximum management fee payable by the Fund (consisting of the base management fee, as adjusted by the performance adjustment) will not exceed 1.50% of the Fund's average daily net assets during the fiscal year.


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